Venture Lending & Leasing IV, Inc.
Secretary's Certificate

I, Martin D. Eng, the Secretary of Venture Lending & Leasing IV, Inc. (the “Corporation” or “Fund IV”), hereby certify: that the following resolutions were duly adopted by the Board of Directors of Fund IV by unanimous written consent dated June 7, 2011, and that such resolutions remain in full force and effect; and that such resolutions were approved by a majority of the directors of Fund IV who are not “interested persons” of Fund IV.

NOW, THEREFORE, BE IT RESOLVED, that the fidelity bond for the Corporation, in the aggregate amount of $300,000 and in the form presented to the Board (the “Bond”), is hereby approved; and

RESOLVED, FURTHER, that Martin D. Eng be, and hereby is, authorized and directed, for and on behalf of the Corporation, to file and give notice of Bond pursuant to Rule 17g-1.

I am also providing the following statements in accordance with Rule 17g-1:

The premium for the bond has been paid through June 30, 2012.

In Witness Whereof, I have hereunto signed my name this 18th day of July, 2011.

/S/ Martin D. Eng
Martin D. Eng